EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103720) and Form S-3 (No. 333-101731) of Equitex, Inc., of our report dated April 13, 2004, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2003.


GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
April 13, 2004